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                                                                 Exhibit 2.2


               FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         This First Amendment to the Agreement and Plan of Merger (the
"First Amendment") is made and entered into as of the 31st day of August,
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2004 by and among Gardner Denver, Inc., a Delaware corporation ("Buyer"),
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Neptune Holdings I, Inc., a Delaware corporation ("Merger Sub"), nash_elmo
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Holdings LLC, a Delaware limited liability company (the "Company"), and
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Audax Vacuum Corp., a Delaware corporation, as representative of the Sellers
(in such capacity, the "Representative").
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                            W I T N E S S E T H:

         WHEREAS, Buyer, Merger Sub, the Company and the Representative are parties to that certain Agreement and Plan of Merger dated as of July 28, 2004 (the "Merger Agreement"); and
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         WHEREAS, Buyer, Merger Sub, the Company and the Representative have agreed to certain matters incidental to the consummation of the transactions contemplated by the Merger Agreement and, as a result thereof, desire to amend the Merger Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings contained herein, subject to and on the terms and conditions herein set forth, and intending to be bound hereby, the parties agree as follows:

1.       DEFINITIONS.
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         Capitalized terms used herein and not otherwise defined in this
First Amendment shall have the respective meanings ascribed to them in the Merger Agreement.

2.       SUBSIDIARY.
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         The word "Subsidiary" when used in (a) the introductory paragraph of the Merger Agreement and (b) the first sentence of Section 1.01 of the Merger Agreement is hereby amended and restated as "subsidiary". The definition of "BC Merger Agreement" in the Merger Agreement is hereby amended and restated as "means that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Buyer, Neptune Holdings II, Inc., a Delaware corporation and wholly owned subsidiary of Buyer, and BC, as amended from time to time in accordance with its terms."

3.       EFFECTIVE TIME.
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         The first sentence of Section 1.02 of the Merger Agreement is hereby amended and restated in its entirety as follows:

         Prior to the Closing, the Company shall prepare, and on the Closing Date the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger (the "Certificate of
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         Merger") executed in
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         accordance with the relevant provisions of the GCL and the LLC Act and shall make all other filings or recordings required under the GCL and the LLC Act.

4.       CLOSING DATE.
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         Section 2.06(a) of the Merger Agreement is hereby amended and restated in its entirety as follows:

         Immediately following the consummation of the transaction referenced in clause (b) below, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at
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         the offices of Kirkland & Ellis LLP located at 200 East Randolph
         Drive, Chicago, Illinois at 10:00 a.m. on September 1, 2004, or, if any of the conditions to the Closing set forth in Article III
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         (other than those to be satisfied at the Closing) have not been satisfied or waived by the party entitled to the benefit thereof, then on or prior to the third business day following satisfaction or waiver of all of the conditions to the Closing set forth in
         Article III other than those to be satisfied at the Closing or on
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         such other date as is mutually agreeable to Buyer and the Company.
         The date of the Closing is referred to herein as the "Closing
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         Date."
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5.       BC MERGER AGREEMENT.
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         Section 2.06(b) of the Merger Agreement is hereby amended and restated in its entirety as follows:

         Immediately prior to the Closing, Buyer and the other parties thereto shall consummate the BC Merger Transaction. For the avoidance of doubt, it is agreed and understood that the aggregate amount paid by Buyer under the BC Merger Agreement (including payment of the Promissory Note Amount (as defined in the BC Merger Agreement)) shall, as further described in the BC Merger Agreement, be equal to the result obtained by multiplying (i) the number of Class A Units owned by BC by (ii) the Final Unit Price; provided,
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         however, that the amount paid at the closing of the BC Merger
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         Transaction shall be determined by substituting the Estimated
         Closing Unit Price for the Final Unit Price. Following the Effective Time, the Final Unit Price (to the extent not paid pursuant to the preceding sentence) shall be paid in respect of each such Class A Unit previously owned by BC in accordance with the terms of the BC Merger Agreement and the Escrow Agreement.

         The first sentence of Section 2.07(b) of the Merger Agreement is hereby amended and restated in its entirety as follows:

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         At the Closing, Buyer shall pay to the Paying Agent, by wire transfer of immediately available funds to an account designated by the Paying Agent no later than two days prior to the Closing Date, an amount equal to the Closing Date Merger Consideration (it being understood that Buyer shall have separately paid the purchase price and the Promissory Note Amount (as defined in the BC Merger Agreement) to the stockholders of BC pursuant to the BC Merger Agreement).

6.       PAYMENTS.
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         (a) The words "at the Effective Time" when used with respect to any payment to be made, or any consideration to be delivered, under Article II of the Merger Agreement are hereby amended and restated as "at the Closing".

         (b) For purposes of the second sentence of Section 2.07(b) of the Merger Agreement, the delivery of consideration payable to holders of Options shall be accomplished by check or electronic deposit generated from the Company's payroll system at, or as soon as reasonably practicable after, the Closing Date, but in no event later than ten (10) days following the Closing Date.

         (c) The parties to the Merger Agreement and the BC Merger Agreement intend to execute a Closing Sequence and Flow of Funds Memorandum, dated as of the Closing Date (the "Funds Flow Memo"), which will describe the
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sequence of events, and the flow of funds, to occur at the Closing. For purposes of efficiency and convenience only, certain payments and transfers of funds pursuant to the Merger Agreement which are to occur on the Closing Date shall be made in accordance with the Funds Flow Memo notwithstanding that such payments and transfers of funds shall be deemed made in accordance with the Merger Agreement.

7.       FIRPTA.
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         Section 4.15(g) of the Merger Agreement is hereby amended and restated in its entirety as follows:

                  Except as specifically identified on the Unitholders
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         Schedule attached hereto, none of the Sellers is a "foreign person"
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         within the meaning of Section 1445 of the Code. None of the
         Subsidiaries is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         The following language shall be inserted immediately following
Section 3.01(f)(vii) of the Merger Agreement under the heading
3.01(f)(viii):

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         a certificate of partnership assets, in substantially the form attached as Exhibit J, duly executed by the parties thereto; and
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         Exhibit J attached hereto shall be deemed attached to the Merger
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Agreement as Exhibit J thereto for all purposes thereunder.

8.       FOREIGN CURRENCY.
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         The words "on the Closing Date" in Section 13.04 of the Merger
Agreement are hereby amended and restated as "on August 27, 2004".

9.       TERMINATION.
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         The words "by August 31, 2004" in Section 8.01(e) of the Merger
Agreement are hereby amended and restated as "by 11:59 pm on September 1, 2004".

10.      CONFIDENTIALITY.
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         Notwithstanding any terms of the Confidentiality Agreements or the
Merger Agreement to the contrary, the parties acknowledge and agree that Buyer has disclosed to its banks, and certain of their agents and representatives, the fact of, and certain information relating to, the Merger, along with certain information pertaining to the Company and the Subsidiaries, for purposes of obtaining a financing facility to be used for the Merger.

11.      GENERAL PROVISIONS.
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         11.1 Except as provided above, this First Amendment shall not constitute an amendment or waiver of any provision of the Merger Agreement, which shall continue and remain in full force and effect in accordance with its terms. The Merger Agreement, as amended by this First Amendment is hereby ratified and affirmed in all respects. For the avoidance of doubt, to the extent that the provisions of this First Amendment conflict or are inconsistent with the provisions of the Merger Agreement, the provisions of this First Amendment shall prevail.

         11.2 All matters relating to the interpretation, construction, validity and enforcement of this First Amendment shall be governed by and construed in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than the State of New York.

         11.3 This First Amendment may be executed in multiple counterparts (including by means of facsimile signature pages), any one of which need not contain the

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signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

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                  IN WITNESS WHEREOF, the parties have executed or caused
this First Amendment to be executed as of the date first written above.

                                       COMPANY:
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                                       NASH_ELMO HOLDINGS LLC


                                       By:
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                                       Name:
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                                       Its:
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                                       BUYER:
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                                       GARDNER DENVER, INC.


                                       By:
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                                       Name:
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                                       Its:
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                                       MERGER SUB:
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                                       NEPTUNE HOLDINGS I, INC.


                                       By:
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                                       Name:
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                                       Its:
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                                       REPRESENTATIVE
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                                       AUDAX VACUUM CORP.


                                       By:
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                                       Name:
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                                       Its:
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